As filed with the Securities and Exchange Commission on April 28, 2011
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BRIGHTPOINT, INC.
(Exact name of registrant as specified in its charter)

Indiana	35-1778566
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
7635 Interactive Way
Suite 200
Indianapolis, IN 46278
Telephone: (317) 707-2355
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Laikin, Chief Executive Officer
Brightpoint, Inc.
7635 Interactive Way
Suite 200
Indianapolis, IN 46278
Telephone: (317) 707-2355
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert J. Mittman, Esq. Matthew K. Breitman, Esq. Blank Rome LLP 405 Lexington Avenue New York, NY 10174 Telephone: (212) 885-5555 Facsimile: (212) 885-5001	Joseph E. DeGroff, Esq. Ice Miller LLP One American Square, Suite 2900 Indianapolis, IN 46282 Telephone: (317) 236-2100 Facsimile: (317) 236-2219

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I. D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting Company ☐
                             (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

	Amount to be
	Registered/Proposed
	Maximum Offering
	Price Per Unit/
	Proposed Maximum	Amount of
Title of Each Class of	Aggregate Offering Price	Registration
Securities to be Registered	(1)(2)	Fee(1)
Common Stock, par value $0.01 per share		$0
Preferred Stock, par value $0.01 per share		$0

(1)	An indeterminate number or amount of the securities of each identified class as may from time to time be offered at indeterminate prices is being registered pursuant to this registration statement. Securities hereunder may be sold separately or in combination with other securities registered hereby. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), we are deferring payment of the entire registration fee.

(2)	The securities being Registered hereby may be convertible into or exchangeable or exercisable for other securities of any identified class. In addition to the securities that may be issued directly under this Registration Statement, there is being Registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issued upon the conversion or exercise of, or in exchange for, other securities.

PROSPECTUS

BRIGHTPOINT, INC.

Common Stock
Preferred Stock

We or the selling security holders may offer from time to time securities described in this prospectus separately or together in any combination. Securities may be convertible into or exchangeable for our other securities.

This prospectus provides a general description of these securities. We will provide you with specific information about the offering and terms of these securities in supplements to this prospectus. The prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus.

You should carefully read this prospectus and any applicable prospectus supplement, together with any documents incorporated by reference, before you invest in our securities.

We and the selling security holders may offer and sell these securities on a continuous or delayed basis, at prices and on terms to be determined at the time of any particular offering, directly to purchasers, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. See “Plan of Distribution.” The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees or commissions payable to them. Net proceeds from the sale of the securities also will be set forth in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling security holder.

Unless otherwise stated in a prospectus supplement, none of these securities will be listed on any securities exchange. Our common stock is listed on the Nasdaq Global Select Market under the symbol “CELL.”

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus. You should carefully read and consider the risk factors described in the applicable prospectus supplement and in the documents we incorporate by reference before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 28, 2011

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ABOUT THIS PROSPECTUS

Unless the context requires otherwise, reference in this prospectus to “we,” “us,” “our,” “Brightpoint” or “the company” refers to Brightpoint, Inc. and its consolidated subsidiaries, and the term “you” refers to a prospective investor.

This prospectus provides you with a general description of the securities we or the selling security holders may offer. Each time we or the selling security holders offer or sell securities, we will provide you with a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Documents Incorporated by Reference” below.

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, referred to as the “SEC,” under the Securities Act of 1933, as amended, referred to as the “Securities Act.” Under the shelf registration statement, we or the selling security holders may offer and sell the securities described in this prospectus, from time to time, in one or more offerings.

You should rely only on the information contained or incorporated by reference, as applicable, in this prospectus, any prospectus supplement, or other offering materials related to an offering of securities described in this prospectus. Neither we nor the selling security holders have authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information contained or incorporated by reference, as applicable, in this prospectus, any prospectus supplement, or other offering materials related to an offering of securities described in this prospectus is accurate as of any date other than the date of that document. Neither the delivery of this prospectus, any prospectus supplement or other offering materials related to an offering of securities described in this prospectus, nor any distribution of securities pursuant to this prospectus, any such prospectus supplement, or other offering materials shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference, as applicable, in this prospectus, any such prospectus supplement or other offering materials since the date of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus does not constitute, and any prospectus supplement or other offering materials related to an offering of securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction.

OUR BUSINESS

Brightpoint, Inc. is a global leader in providing end-to-end supply chain solutions to leading stakeholders in the wireless industry. In 2010, we handled a total of approximately 98.8 million wireless devices. We handled approximately 79.4 million wireless devices through our logistic services business and approximately 19.4 million through our distribution business. We provide customized logistic services, including procurement, inventory management, software loading, kitting and customized packaging, fulfillment, credit services, receivables management, call center services, activation services, website hosting, e-fulfillment solutions, reverse logistics and repair services, transportation management and other services within the global wireless industry. Our customers include mobile network operators, mobile virtual network operators (MVNOs), resellers, retailers and wireless equipment manufacturers. We provide value-added distribution channel management and other supply chain solutions for wireless products manufactured by companies such as Apple, HTC, Kyocera, LG Electronics, Motorola, Nokia, Research in Motion, Samsung and Sony Ericsson. We have operations centers and/or sales offices in various countries, including Australia, Austria, Belgium, Denmark, Finland, Germany, Hong Kong, India, the Netherlands, New Zealand, Norway, Poland, Portugal, Puerto Rico, Singapore, Slovakia, South Africa, Spain, Sweden, Switzerland, the United Arab Emirates, the United Kingdom and the United States.

Our principal executive offices are located at 7635 Interactive Way, Suite 200, Indianapolis, Indiana 46278 and our phone number is (317) 707-2355. In addition, our website is www.brightpoint.com. We have included our website address for reference only. Information on our website or that can be accessed through our website is not incorporated by reference into and does not form a part of this prospectus or any prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in any prospectus supplement and those incorporated by reference into this prospectus before making an investment decision. The risks and uncertainties described in any prospectus supplement and incorporated by reference into this prospectus are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially affected. In that case, the value of our securities could decline substantially.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, our filings with the SEC are available to the public through the SEC’s Internet site at http://www.sec.gov. Information about us is also available on our website at http://www.Brightpoint.com. This URL and the SEC’s URL above are intended to be inactive textual references only. The information on our or the SEC’s website is not part of this prospectus.

This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Documents Incorporated by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained in this prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we may disclose important information to you by referring you to other documents filed separately with the SEC. The information we incorporate by reference in this prospectus is legally deemed to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information in this prospects and the documents listed below. Our SEC file number for documents we file under the Exchange Act is: 001-12845. We incorporate the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 25, 2011;

•	those portions of our Definitive Proxy Statement on Form 14A for our annual meeting of shareholders to be held on May 10, 2011, which were incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 30, 2011;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2011, filed with the SEC on April 28, 2011;

•	our Current Reports on Form 8-K filed with the SEC on January 19, 2011; February 16, 2011; March 22, 2011; April 25, 2011 and

•	the description of our common stock contained in our Registration Statements on Form 8-A, filed with the SEC and all amendments or reports filed by us for the purpose of updating those descriptions.

Each document filed subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, so long as the registration statement of which this prospectus is a part remains effective, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.

You may request a copy of these filings, at no cost, by writing or telephoning us at Brightpoint, Inc., 7635 Interactive Way, Suite 200, Indianapolis, Indiana, Attention: Investor Relations, Telephone: (317) 707-2355.

FORWARD LOOKING STATEMENTS

Certain statements in this prospectus or the documents incorporated by reference in this prospectus constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are based on our current expectations, assumptions, estimates and projections about our business and our industry and include those relating to future events, performance and/or achievements. Actual future results may differ materially from the forward-looking statements included or incorporated by reference in this prospectus.

We have attempted to identify forward-looking statements by the use of words such as “may,” “should,” “will,” “could,” “estimate,” “project,” “predict,” “potential,” “continue,” “anticipate,” “believe,” “plan,” “seek,” “expect,” “future” and “intend” or the negative of these terms or other comparable expressions which are intended to identify forward-looking statements. These statements are only predictions and are not guarantees of future performance. They are subject to known and unknown risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause our actual results to differ materially from those expressed or forecasted in, or implied by, the forward-looking statements. Some, but not all of the factors that may cause these differences will be discussed in the “Risk Factors” section of the applicable prospectus supplement and in other information incorporated by reference into this prospectus. Readers are cautioned not to place undue reliance on any of these forward-looking statements as they speak only as of the date that they were made. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and the risk factors contained in the applicable prospectus supplement or in documents incorporated by reference into this prospectus. Moreover, unless we are required by law to update them, we will not necessarily update any of these forward-looking statements after the date of this prospectus, either to conform them to actual results or to changes in our expectations.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from any sale of securities offered by this prospectus for general corporate purposes. General corporate purposes may include: repayment or refinancing of a portion of our existing short-term or long-term debt; capital expenditures; additional working capital; and other general corporate purposes.

SELLING SHAREHOLDERS

Information about selling shareholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC which are incorporated by reference into this prospectus.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated. As we have no shares of preferred stock outstanding as of the date of this prospectus, no ratio of earnings to combined fixed charges and preferred stock dividends is presented.

							For the Three
	Year Ended December 31,						Months Ended
	2006	2007	2008		2009	2010	March 31, 2011

Ratio of earnings to fixed charges	5.83	1.83	—	(1)	3.43	4.98	3.27

(1)	The ratio indicates a less than one-to-one coverage for the year ended December 31, 2008 due to a goodwill impairment charge in that year. Earnings available for fixed charges and preferred dividend for the year ended December 31, 2008 was inadequate to cover total fixed charges and preferred dividend. The deficit amount for the ratio was $302.0 million.

DESCRIPTION OF SECURITIES WE MAY SELL

Capital Stock

The following description of our capital stock includes a summary of certain provisions of our articles of incorporation and bylaws. The following description of the terms of the preferred stock we may issue sets forth certain general terms and provisions of any series of preferred stock to which any prospectus supplement may relate. Particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which these general terms and provisions shall apply to any series of preferred stock so offered will be described in the prospectus supplement relating to the applicable preferred stock. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of preferred stock. This description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Indiana law and the provisions of our articles of incorporation, bylaws and any applicable articles of amendment, which have been or will be filed with the SEC. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

General

If the prospectus supplement so provides, offered securities may be convertible into, exchangeable for or exercisable for shares of our capital stock. We are authorized to issue 100,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share. As of the date of this prospectus, there are 68,194,235 shares of common stock outstanding, and no shares of preferred stock are outstanding.

Common Stock

Subject to the rights specifically granted to holders of any then outstanding shares of our preferred stock, our common shareholders are entitled to one vote for each share held of record on all matters to be voted on by shareholders. Our common shareholders do not have cumulative voting rights. The holders of common stock are entitled to receive dividends when, as and if declared by our board of directors in its discretion out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share ratably the assets of the company, if any, legally available for distribution to them after payment of debts and liabilities of the company and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of shares of common stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable.

The description of our common stock contained in our Registration Statements on Form 8-A, filed with the SEC and all amendments or reports filed by us for the purpose of updating those descriptions are incorporated herein by reference.

Preferred Stock

Our board of directors may from time to time authorize the issuance of one or more series of preferred stock without shareholder approval. Subject to the provisions of our articles of incorporation and limitations prescribed by law, our board of directors is authorized to adopt resolutions to, among other things, issue shares of preferred stock in one or more series, establish the number of shares constituting a series, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our shareholders. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares of preferred stock then outstanding) by the affirmative vote of the holders of a majority of the common stock, without a vote of the holders of the preferred stock, or of any series thereof, unless a vote of the preferred stockholders is required pursuant to the terms of any articles of amendment with respect to any series of preferred stock.

One of the effects of undesignated preferred stock may be to enable our board of directors to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The issuance of such preferred stock may adversely affect the rights of our common stockholders by, among other things:

•	restricting the payment of dividends on our common stock;

•	diluting the voting power of our common stock;

•	reducing the amount of assets remaining for payment to holders of shares in the event of a liquidation of assets;

•	delaying or preventing a change in control without further action by the stockholders; or

•	decreasing the market price of our common stock.

Anti-Takeover Provisions

Classified Board of Directors

Our amended and restated articles of incorporation and bylaws provide for a board of directors that is divided into three classes, as nearly equal in number as possible, with directors serving staggered three-year terms. Subject to the right of holders of any series of preferred stock to elect directors, shareholders elect one class constituting approximately one-third of the board of directors for a three-year term at each annual meeting of shareholders. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the board of directors. The classification of directors makes it more difficult to change the composition of our board of directors and instead promotes a continuity of existing management. Our by-laws provide that the provision providing for the classification of our board of directors can only be amended by the affirmative vote of the holders of 66 2/3% of the voting power of our stock outstanding and entitled to vote thereon.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, New York, New York.

Listing

Our common stock trades on the Nasdaq Global Select Market under the symbol “CELL”.

PLAN OF DISTRIBUTION

We or the selling security holders may sell the securities offered by this prospectus from time to time, in one or more transactions, by a variety of methods, including the following:

•	to or through underwriters;

•	through dealers or agents;

•	to investors directly in negotiated sales or in competitive bid transactions; or

•	through a combination of any of these methods of sale.

Any selling security holders will act independently of us in making decisions with respect to the timing, manner, size of each sale of the securities covered by this prospectus. Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold. Selling security holders may sell any securities covered by this prospectus in private transactions or under Rule 144 of, or pursuant to other exemptions from registration under, the Securities Act rather than pursuant to this prospectus.

We will identify the specific plan of distribution in a prospectus supplement. The prospectus supplement for each offering of securities will describe:

•	the terms of the offering of these securities, including the name or names of any agent or agents or the name or names of any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to any agents or underwriters and all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	other specific terms of the particular offering or sale.

Only the agents or underwriters named in a prospectus supplement are agents or underwriters in connection with the securities being offered by that prospectus supplement.

Underwriters, agents and dealers may be entitled, under agreements with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

Underwriters, dealers or agents may engage in transactions with, or perform services for, us, our subsidiaries or selling security holders in the ordinary course of business.

VALIDITY OF SECURITIES

In connection with particular offerings of securities, and if stated in the applicable prospectus supplements, the validity of the securities being offered by this prospectus will be passed upon for us by Ice Miller LLP, Indianapolis, Indiana. In connection with particular offerings of securities, and if stated in the applicable prospectus supplements, certain legal matters with respect to such offerings will be passed upon for us by Blank Rome LLP, New York, New York. Any underwriter, dealer or agent will be advised about other issues relating to any offering by its own legal counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of Brightpoint, Inc. appearing in Brightpoint, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2010 and the effectiveness of Brightpoint, Inc.’s internal control over financial reporting as of December 31, 2010 included in its Form 10-K, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule and Brightpoint, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 are incorporated herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses payable by the Registrant in connection with the preparation of the registration statement and the issuance and distribution of the securities being registered (estimated except for the SEC registration fee) are as follows:

SEC registration fee	(1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Printing fees	(2)
Transfer Agent, Registrar, Trustee and Depositary fees	(2)
Miscellaneous expenses	(2)

Total	(1	)(2)

(1)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), Brightpoint, Inc. has deferred the payment of the applicable SEC registration fees and will pay such fees at the time of any particular offering of securities under this registration statement.

(2)	As the amount of securities to be issued and distributed pursuant to this registration statement is indeterminate, the fees and expenses of such issuances and distributions cannot be determined or estimated at this time.

Item 15.	Indemnification of Directors and Officers.

The Indiana Business Corporation Law (“IBCL”) provides that a corporation may indemnify any individual made a party to a proceeding (including a proceeding by or in the right of the corporation) because the individual is or was a director, officer, employee or agent of the corporation against liability incurred in the proceeding if the individual acted in good faith and reasonably believed (i) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in the corporation’s best interests and (ii) in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests. In the case of any criminal proceeding, the individual must have also had either reasonable cause to believe the conduct was lawful or no reasonable cause to believe that it was unlawful. In addition, Section 23-1-37-9 and Section 23-1-37-13 provide that a corporation, unless limited by its articles of incorporation, must indemnify a director or officer who was wholly successful in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of the corporation against reasonable expenses incurred by the director or officer in connection with the proceeding.

Section 23-1-35-1(e) of the IBCL provides that a director is not liable for any action taken as a director, or any failure to act, unless the director has breached or failed to perform the duties of the director’s office in compliance with Section 23-1-35-1 and the breach or failure to perform constitutes willful misconduct or recklessness. Subject to this standard, Section 23-1-35-4 provides that a director who votes or assents to distributions in violation of the IBCL or the articles of incorporation is personally liable to the corporation for the amount of the illegal distribution and is entitled to contribution from the other directors who voted for or assented to such distribution and the shareholders who received the distribution.

Article VI of the Registrant’s Amended and Restated Articles of Incorporation outlines the necessary factors for compliance with Section 23-1-35-1 of the IBCL. In addition, Article VII of the Registrant’s Amended and Restated Articles of Incorporation and Article XX of the Amended and Restated By-Laws of the Registrant provide in substance that, to the fullest extent permitted by Indiana law, each director and officer shall be indemnified by the Registrant against reasonable costs and expenses, including attorneys’ fees, and any liabilities which may be incurred in connection with any action to which he may be made a party by reason of having been a director or officer of the Registrant.

The indemnification provided by the Registrant’s By-Laws is not deemed exclusive of or in any way to limit any other rights to which any person seeking indemnification may be entitled.

The Registrant has also entered into certain agreements wherein it has agreed, subject to certain limitations, to indemnify its officers and directors for judgments, fines, assessments, interest and other charges they may incur as a party, witness or other participant in any threatened, pending or completed actions, suits or proceeding by reason of their acting as an officer, director, employee or agent of the Registrant or any of its subsidiaries, provided that the indemnified party acted in good faith in a manner such person believed to be in or not opposed to the best interests of the Registrant and, with respect to certain matters, had no reasonable cause to believe that his conduct was unlawful. The agreements also provide that upon a “change of control” of the Registrant, as defined in the agreements, the Registrant will be required to designate and set aside certain funds for possible future payments of the indemnified parties pursuant to the agreements.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The Registrant maintains directors’ and officers’ liability insurance, the effect of which is to indemnify directors and officers of the Registrant and its subsidiaries against certain losses.

Item 16.	List of Exhibits.

1.1	Form of Underwriting Agreement.*
4.1	Amended and Restated Articles of Incorporation of Brightpoint, Inc. (formerly Brightpoint Indiana Corp.) (Incorporated by reference to the applicable exhibit filed with the Company’s Current Report on Form 8-K filed on May 21, 2009.)
4.2	Amended and Restated By-Laws of Brightpoint, Inc. as amended (formerly Brightpoint Indiana Corp.) (Incorporated by reference to the applicable exhibit filed with the Company’s Current Report on Form 8-K filed on July 28, 2009.)
4.3	Form of Preferred Stock Certificate.*
4.4	Form of Certificate of Designation of Preferred Stock.*
5.1	Opinion of Ice Miller LLP (filed herewith)
12.1	Computation of Ratio of Earnings to Fixed Charges (filed herewith)
23.1	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm of Brightpoint, Inc. (filed herewith)
23.2	Consent of Ice Miller LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of the Registration Statement)

*	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on the 28th day of April 2011.

BRIGHTPOINT, INC.

By:	/s/ Robert J. Laikin
Robert J. Laikin
Chairman of the Board and Chief Executive Officer

Each person whose signature appears below constitutes and appoints and hereby authorizes Robert J. Laikin and Craig M. Carpenter, and each of them individually, such person’s true and lawful attorney-in-fact, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments to this registration statement and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert J. Laikin Robert J. Laikin	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	April 28, 2011

/s/ Anthony W. Boor Anthony W. Boor	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 28, 2011

/s/ Vincent Donargo Vincent Donargo	Senior Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	April 28, 2011

/s/ Eliza Hermann Eliza Hermann	Director	April 28, 2011

/s/ John F. Levy John F. Levy	Director	April 28, 2011

/s/ Cynthia L. Lucchese Cynthia L. Lucchese	Director	April 28, 2011

Signature	Title	Date

/s/ Thomas J. Ridge Thomas J. Ridge	Director	April 28, 2011

/s/ Richard W. Roedel Richard W. Roedel	Director	April 28, 2011

/s/ Jerre L. Stead Jerre L. Stead	Director	April 28, 2011

/s/ Kari-Pekka Wilska Kari-Pekka Wilska	Director	April 28, 2011

/s/ Marisa E. Pratt Marisa E. Pratt	Director	April 28, 2011